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                                                                     Exhibit 3.1

                          THIRD AMENDED AND RESTATED
                          --------------------------

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF

                             STAR SCIENTIFIC, INC.
                        (formerly Eye Technology, Inc.)

          The undersigned, a natural person, for the purpose of amending and restating the Certificate of Incorporation of Star Scientific, Inc., as last amended and restated on May 19, 1992, under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware," and Sections 242 and 245 thereof, hereby certifies that:

          FIRST:  The name of the corporation (hereinafter called the
          ------
"Corporation") is

                             STAR SCIENTIFIC, INC.

          SECOND:  The address, including street, number, city, and county, of
          -------
this registered office of the Corporation in the State of Delaware is 2711 Centerville Road in the City of Wilmington, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Service Company.

          THIRD:  The nature of the business and of the purposes to be
          ------
conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The total number of shares of stock which the Corporation
          -------
has the authority to issue is One Hundred Million (100,000,000) shares of Common Stock having a par value of one thousandth of one cent ($.00001) per share (hereinafter called "Common Stock") and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($.00001) per share (hereafter called "Preferred Stock"), making a total of One Hundred Million One Hundred Thousand (100,100,000) shares of stock.

          Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.
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          Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating, optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.

          FIFTH:  The name and the mailing address of the incorporator are as
          -----
follows:

             Name                         Mailing Address
             ----                         ---------------

          R. G. Dickerson        229 South State Street, Dover, Delaware

          SIXTH:  The Corporation is to have perpetual existence.
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          SEVENTH:  Whenever a compromise or arrangement is proposed between
          --------
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdictions within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH:  For the management of the business and for the conduct of
          -------
the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereof, as the case may be, it is further provided:

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               (a)  Number, election and terms. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need to be by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

               (b) Newly created directorships and vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders of the Corporation and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               (c) Removal. Any director or the entire board of directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote generally in the election of directors, voting together as a single class.

               NINTH: The Board of Directors shall have power to make, alter,
               -----
amend and repeal the By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

               TENTH:
               ------

                         (1)  The Corporation shall, to the fullest extent
permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall innure to the benefit of the heirs, executors and administrators of such a person.

                         (2)  No director shall be personally liable to the
Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of

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loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          ELEVENTH:  The Corporation shall not be governed by or be subject to
          ---------
the provisions contained in Delaware General Corporation Law Section 203 - Business Combinations with Interested Stockholders, as amended from time to time.

          TWELFTH:   From time to time any of the provisions of this Restated
          --------
Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

                            Executed and Acknowledged this 21st day of September, 2001

                            STAR SCIENTIFIC, INC.



                            By:  /s/ Paul L. Perito
                               -----------------------------------------
                               Name: Paul L. Perito
                               Title: Chairman of the Board of Directors
                                     President and Chief Operating Officer

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